Exhibit 10.35

ING Groep N.V., Executive Board Charter

EXECUTION COPY

CONFIDENTIAL

MASTER CLAIM AGREEMENT

APRIL 2012

ING GROEP N.V.

and

ING AMERICA INSURANCE HOLDINGS, INC.

and

ING INSURANCE EURASIA N.V.

ING Groep N.V., Executive Board Charter

CONTENTS

Clause		Page
1.	Interpretation	2

2.	Effective date	2

3.	Allocated Liability for Litigation (including the related Losses)	2

4.	Principles for Allocation of Liability for Litigation (including the related Losses)	2

5.	Unallocated Liability for Litigation and Losses	4

6.	Objection Against Allocation	4

7.	Conduct of Litigation	5

8.	Right to Join Litigation	7

9.	Duty to Co-Operate	7

10.	Indemnification and Payments	8

11.	Insurance	9

12.	Subordinate Status	9

13.	Termination	10

14.	Confidentiality and Disclosure	10

15.	Notices	11

16.	Rights and Obligations Relating to Subsidiaries	12

17.	General	12

18.	Governing Law	13

19.	Dispute Resolution	13

SIGNATORIES		17

SCHEDULE 1 Allocated Liability for Litigation		18

SCHEDULE 2 Litigation Notice		19

SCHEDULE 3 Objection Notice		20

SCHEDULE 4 Determination Notice		21

SCHEDULE 5 Joiner Notice		22

SCHEDULE 6 Interpretation		23

SCHEDULE 7 Statement Concerning Unit-Linked Products		26

APPENDIX 1 Governance Manual and Decision Structure		27

Part 1 ING Group Governance Manual Dated 13 December 2010		27

APPENDIX 2 Dispute Resolution Flow Chart		3

-i-

ING Groep N.V., Executive Board Charter

THIS MASTER CLAIM AGREEMENT (the MCA) dated 17 April 2012 is made

BETWEEN:

(1)	ING GROEP N.V., a public company incorporated under the laws of the Netherlands whose registered office is in Amsterdam, the Netherlands and registered with the Chamber of Commerce under number 33231073 (Groep);

(2)	ING AMERICA INSURANCE HOLDINGS, INC., a company incorporated under the laws of the State of Delaware, United States of America, whose registered office is in Delaware and with Delaware ID number 3026651 (Insurance US); and

(3)	ING INSURANCE EURASIA N.V., a public company incorporated under the laws of the Netherlands whose registered office is in Amsterdam, the Netherlands and registered with the Chamber of Commerce under number 52403424 (Insurance Eurasia), together the Parties and each a Party.

WHEREAS:

(A)	Groep is separating and divesting its insurance and investment management businesses, including the insurance and investment management businesses of Insurance US and Insurance Eurasia, respectively, through a sale, initial public offering or otherwise. After completion of that process, Insurance US and Insurance Eurasia will no longer be wholly-owned group companies of Groep.

(B)	The Parties wish to establish uniform arrangements between the Parties in respect of the allocation of liability for and handling of Litigation (as defined in Schedule 6) that may be filed against any Party, or its Subsidiary (as defined in Schedule 6), and related Losses (as defined in Schedule 6) incurred by that Party, or that Party’s Subsidiary, for which responsibility should belong wholly or partially to another Party, or that Party’s Subsidiary.

(C)	The Parties wish to lay down these uniform arrangements between them in respect of the allocation of liability for and handling of Litigation in this MCA, which, except for Schedule I and Schedule 7, is subordinate to, and does not supersede, any existing or future written arrangement among the Parties or their respective Subsidiaries or any of them concerning the same subject matters as set out in this MCA.

(D)	Generally, a Party who is named as a defendant or respondent in a Litigation, or whose Subsidiary is named as a defendant or respondent in a Litigation, will be responsible for handling the defence of the matter and the consequences thereof. Because of the relationship of the Parties, however, there may be instances where a Party or its Subsidiary is named as a defendant or respondent in a matter where another Party (or its Subsidiary) should have the responsibility for conducting the Litigation and the related Losses in the particular circumstance. This MCA is intended to provide a means for addressing these circumstances.

(E)	The Parties wish to apply the ING Group Governance Manual (as defined in Schedule 6) and the ING Group Decision Structure (as defined in Schedule 6) when determining of which Party a company is a Subsidiary (as defined in Schedule 6). For the purpose of this MCA and in accordance with the ING Group Governance Manual and the ING Group Decision Structure, Insurance US (and its Subsidiaries) and Insurance Eurasia (and its Subsidiaries) shall not be regarded as subsidiaries of Groep. For the avoidance of doubt, the accession to the MCA by Insurance Eurasia also covers all ING’s Asian insurance and investment management businesses.

ING Groep N.V., Executive Board Charter

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	In addition to terms defined elsewhere in this MCA, the definitions and other provisions in Schedule 6 apply throughout this MCA, unless the contrary intention appears

2.	EFFECTIVE DATE

This MCA becomes effective on the date of this MCA.

3.	ALLOCATED LIABILITY FOR LITIGATION (INCLUDING THE RELATED LOSSES)

Schedule I lists the liability for Litigation (including the related Losses) that has been allocated amongst the Parties and their Subsidiaries. The Parties agree that they are bound by the allocations as set out in Schedule I and that they will not dispute such allocations whether by way of Objection Notice or otherwise. The allocation as set out in Schedule I supersedes all prior arrangements among the Parties (or their respective Subsidiaries) or any of them concerning the same subject matter.

4.	PRINCIPLES FOR ALLOCATION OF LIABILITY FOR LITIGATION (INCLUDING THE RELATED LOSSES)

4.1	If (i) the liability for any Litigation (including the related Losses) is not allocated pursuant to this MCA as set out in Schedule I or otherwise, and (ii) the Party which is the Formal Litigant or whose Subsidiary is the Formal Litigant in that Litigation does not accept full liability for such Litigation (including the related Losses) as set out in a Litigation Notice sent in accordance with clause 5, the unallocated liability for such Litigation (including the related Losses) shall be allocated in accordance with the following principles to a Party or its Business, or to more Parties or their Businesses:

(a)	to which any loss or profit resulting from the Litigation would have been attributable if such loss or profit had arisen in the period covered by the Groep consolidated annual accounts for the year 2011;

(b)	which enjoyed the profit and loss of the business activities which gave rise to the Litigation;

ING Groep N.V., Executive Board Charter

(c)	to which the liability for earlier litigation was allocated of which the Litigation is a sequel or otherwise directly related;

(d)	that employs, or employed, the management responsible for the actions causing the Litigation;

(e)	that employed the persons whose action or inaction is the subject of Litigation; and/or

(f)	any other principle the Parties may deem relevant.

4.2	Notwithstanding clause 4.1, if:

(a)	the liability for a fine, penalty, punitive damages or other economic sanction imposed by a Governmental Authority (a Sanction) (including the Losses directly relating to such Sanction (together with the Sanction, the Sanction Losses) is not allocated pursuant to this MCA as set out in Schedule I or otherwise; and

(b)	the Party on which the Sanction was imposed or whose Subsidiary on which the Sanction was imposed does not accept full liability for the Sanction, the unallocated liability for such Sanction (including the related Litigation and related Losses) shall be allocated to a Party or its Business, or to more Parties or their Businesses, that caused the Sanction by its action or inaction and the Litigation directly related to the Sanction shall be conducted by the Litigation Conduct Party.

4.3	The liability for any Litigation (including the related Losses) may be allocated to more than one Party or its Business.

4.4	If the liability for any Litigation (including the related Losses) does not exceed EUR 50,000 in total, that specific Litigation (including the related Losses) shall not be allocated pursuant to clauses 4.1 and 4.2. The liability for any Litigation (including the related Losses) that falls below this threshold must be fully paid for, and the relevant Litigation must be conducted, by the Formal Litigant. The exception as set out in this clause 4.4 shall not apply if:

(a)	the liability for any Litigation (including the related Losses) falls below the threshold of EUR 50,000 in total; and

(b)	are suffered, or expected to be suffered, by (i) a Party that is wholly-owned by Groep, or (ii) by Groep, if Groep wishes to allocate the liability for that specific Litigation (including the related Losses) to a Party that is wholly-owned by Groep, in which case the liability for that specific Litigation (including the related Losses) will be allocated in accordance with clauses 4.1, 4.2, 19.1 and 19.2(a).

ING Groep N.V., Executive Board Charter

5.	UNALLOCATED LIABILITY FOR LITIGATION AND LOSSES

5.1	If (i) a Party is, or becomes, aware of any Litigation not listed in Schedule 1 and in which that Party, or its Subsidiary, is the Formal Litigant, and (ii) that Party does not accept full liability for such Litigation (including the related Losses), that Party must send a Litigation Notice to all other Parties that, according to the notifying Party, should bear all, or part of, the Losses (these Parties together with the Formal Litigant, the Relevant Parties). The Formal Litigant must send the Litigation Notice as soon as reasonably practicable but in any event within eight (8) weeks of becoming aware of such Litigation.

5.2	Each Litigation Notice must contain:

(a)	the proposed allocation of the liability for the Litigation (including the related Losses)to the Party or its Business, or to more Parties or their Businesses (including a percentage split of such allocation between the Parties or their Businesses), based on the allocation principles set out in clause 4;

(b)	the reasons for the proposed allocation;

(c)	a summary of the Litigation, including the parties to the Litigation, claimed amounts, a description of the dispute and the status; and

(d)	any other information that is useful for assessing the Litigation and the proposed allocation.

5.3	Failure to timely issue a Litigation Notice pursuant to clause 5.1 will not result in a loss of rights under this MCA, but any damages arising because of the Litigation Notice not issued on time will be borne by the Party that should have issued the Litigation Notice on time. Failure to issue a Litigation Notice within six months after becoming aware of such Litigation results in the loss of all rights of the Formal Litigant under this MCA and the Formal Litigant must conduct the Litigation and is fully liable for the related Losses.

6.	OBJECTION AGAINST ALLOCATION

6.1	The Party, Parties, that received a Litigation Notice shall have eight (8) weeks after receipt of the Litigation Notice in which to object to the allocation proposed in the Litigation Notice by issuing an Objection Notice. Each Objection Notice must be sent to all Relevant Parties. If no Objection Notice is issued within eight (8) weeks of receipt of a Litigation Notice, the allocation proposed in the Litigation Notice shall become final and binding.

6.2	Until eight (8) weeks after the receipt of the Litigation Notice in accordance with clause 6.1, and, if an Objection Notice is issued, also after that period until the Litigation (including the related Losses) have been allocated in accordance with the MCA:

(a)	the Formal Litigant shall not make, and shall procure that there is not made, any admission of liability, agreement, settlement or compromise with any person nor consent, and procure that there is not consented, to the entry of any judgment or final order in relation to any such Litigation, unless the Relevant Parties agree otherwise;

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(b)	the Relevant Parties shall have 15 Business Days from the date of the Objection Notice to unanimously agree on the allocation of the liability for the Litigation (including the related Losses) which agreement shall be final and binding; and

(c)	and if no agreement is reached pursuant to clause 6.1 or 6.2(b), the Relevant Parties shall immediately try to solve the matter in accordance with clause 19.

7.	CONDUCT OF LITIGATION

7.1	Litigation for which the liability has not, or has not yet, been allocated in accordance with clause 4.1 shall be conducted by the Formal Litigant in full compliance with clause 6.2(a).

7.2	(a) If the liability for specific Litigation (including the related Losses) has been allocated to one Party or its Business, the Litigation shall be conducted (as construed in Schedule 6) by that Party (or any of its Subsidiaries).

(b)	If the liability for specific Litigation (including the related Losses) has been allocated to multiple Parties or their Businesses, the Litigation shall be conducted by the Party (or any of its Subsidiaries) to which the largest part of the liability for the specific Litigation (including the related Losses) has been allocated.

(c)	If two or more Parties or their Businesses equally share the liability for specific Litigation (including the related Losses), the Party (or any of its Subsidiaries) that also is the Formal Litigant shall conduct the relevant Litigation. For the avoidance of doubt, if there are two or more Formal Litigants, they may each conduct the Litigation as a party thereto.

The Party (or any of its Subsidiaries), or Parties (or any of their Subsidiaries), that may conduct that Litigation pursuant to this clause 7.2 shall be the Litigation Conduct Party, or Litigation Conduct Parties.

7.3	A Litigation Conduct Party shall conduct the Litigation for which the liability has been allocated to it in accordance with this MCA.

7.4	To the extent reasonably possible, the Formal Litigant, and, if the Litigation Conduct Party is not the same Party as the Formal Litigant, the Litigation Conduct Party, shall take into account the views and interests of all Relevant Parties (without prejudice to clause 8).

7.5	No decision or agreement as regards the conduct of Litigation pursuant to this clause 7 shall affect the basis upon which the liability for specific Litigation (including the related Losses) is to be allocated or shall constitute an allocation of the liability for that Litigation (including the related Losses).

ING Groep N.V., Executive Board Charter

7.6	If the Litigation Conduct Party cannot conduct the Litigation as a party to the Litigation pursuant to applicable law and regulation, the following shall apply. If the Litigation Conduct Party is not a Subsidiary of the Formal Litigant, the Formal Litigant shall:

(a)	conduct the Litigation in accordance with the instructions of the Litigation Conduct Party;

(b)	provide all relevant documents, correspondence and other information concerning the Litigation to the Litigation Conduct Party; and

(c)	if so required by the Litigation Conduct Party in writing:

(i)	ensure that the Litigation Conduct Party is, to the extent possible under applicable law, (A) placed in a position to take over the conduct of the Litigation by transferring the Litigation to the Litigation Conduct Party through the provision of a power of attorney or otherwise, or (B) added or brought in as a third party to the Litigation, in both cases at least allowing the Litigation Conduct Party to represent its own interests in the Litigation; and

(ii)	provide such information and assistance as the Litigation Conduct Party may reasonably request in connection with the preparation for and conduct of the Litigation,

provided that the Litigation Conduct Party shall keep the Formal Litigant informed of the progress of any proceedings and shall consult with the Formal Litigant prior to taking any action which may affect the Formal Litigant.

7.7	If the Formal Litigant is entitled to recover from any third party any sum in respect of any Litigation whether by way of third party recourse, insurance, payment discount or otherwise, it shall inform the Litigation Conduct Party and the Litigation Conduct Party may request the Formal Litigant to take action to recover such sum. If the Litigation Conduct Party makes such request, the Formal Litigant shall take all reasonable steps to recover any sum whether by way of a claim against its insurer or otherwise including but not limited to commencing and conducting legal proceedings. The Formal Litigant shall keep the Litigation Conduct Party informed of the progress of any action taken.

7.8	Any Formal Litigant:

(a)	is not required to seek, or comply with, the requirements of the Litigation Conduct Party under this clause 7 to the extent necessary to avoid the Formal Litigant breaching any criminal or regulatory laws, orders, regulations or equivalent;

(b)	may, in that event, instead conduct the Litigation in such a manner as it considers appropriate so as to avoid breaching any criminal or regulatory laws, orders, regulations or equivalent; and

(c)	shall remain entitled to be indemnified pursuant to clause 10 although it has not sought, or complied with, the requirements of the Litigation Conduct Party under this clause 7, provided it provides immediate written notice to the Litigation Conduct Party of relying on this clause 7.8 and it specifies all relevant details of the Litigation and the manner in which this clause 7.8 is being relied upon.

ING Groep N.V., Executive Board Charter

7.9	If the notice pursuant to clause 7.8(c) would, in the reasonable opinion of the Formal Litigant, cause the Formal Litigant to breach any criminal or regulatory laws, orders, regulations or equivalent, such notice may be postponed until it no longer causes such breach.

8.	RIGHT TO JOIN LITIGATION

8.1	If another Party not being the Litigation Conduct Party has a, direct or indirect, material interest in the conduct and result of the Litigation, it may decide to join as a party to the Litigation by issuing a Joiner Notice to the Litigation Conduct Party.

8.2	“Material interest” includes, but is not limited to, material reputational risk, risk of adverse precedent effect, or being allocated a percentage of liability for the Litigation (including the related Losses) between 35% up to and including 50%.

8.3	Without prejudice to clause 8.4, the Litigation Conduct Party shall, as soon as practically possible, procure that the Party who issued the Joiner Notice is, to the extent possible under applicable law, added or brought in as a third party to the Litigation which allows that Party (or its Subsidiary) to represent its own interests in the Litigation. If the Party who issued the Joiner Notice (or its Subsidiary) cannot be added or brought in as a third party to the Litigation, the Litigation Conduct Party shall keep the Party who issued the Joiner Notice informed of the progress of any proceedings and shall consult with, and take into account the reasonable commercial interest of, the Party who issued the Joiner Notice prior to taking any action which may affect that Party.

8.4	If the Litigation Conduct Party does not accept the Joiner Notice by another Party or breaches its obligation set out in clause 8.3, the matter shall immediately be settled in accordance with clause 19.

8.5	Nothing in this clause 8 affects the liability for any Litigation (including the related Losses), as allocated in accordance with this MCA (for the avoidance of doubt, including Schedule 1).

9.	DUTY TO CO-OPERATE

9.1	Each Party shall, and shall procure that its Subsidiaries shall, to the extent permitted by law and in the context of this MCA:

(a)	provide all assistance reasonably requested by any other Party to defend or pursue any Litigation;

ING Groep N.V., Executive Board Charter

(b)	retain and preserve:

(i)	all Documents relating to a Business for a period as provided by the relevant applicable laws; and

(ii)	all Documents relating to Litigation of which it is or becomes aware for a period of seven (7) years from the later of: (A) the date of this MCA or (B) the date on which the specific Litigation is settled or a court passes final and binding judgment concerning the Litigation, or such longer period as can reasonably be demonstrated to be required by a Party for the purposes of Litigation;

(c)	allow any other Party, and its professional advisers and auditors, reasonable access to the Documents referred to in clause 9.l(b), including the right to take copies at the requesting Party’s expense, to the extent that they relate or may relate to any Litigation and the requesting Party has a reasonable interest in gaining access to such Documents;

(d)	allow any other Party, and its professional advisers and auditors, reasonable access to personnel with knowledge relating to the Documents referred to in clause 9.l(b) above or of any matter relating to the Litigation;

(e)	make available the personnel referred to in clause 9.l(d) above for the purpose of providing witness evidence;

(f)	at all times take all steps necessary to maintain any legal privilege that exists in relation to any Documents relevant to any Litigation of which they have been notified or any information received or obtained pursuant to this MCA.

9.2	The provisions of clause 9.1 constitute the minimum requirements for co-operation between the Parties and are without prejudice to any other, more onerous, obligations agreed to by any Party in other relevant agreements.

9.3	If, and to the extent, a Party, or any of its Subsidiaries, has a material conflicting interest, such Party may refuse to perform its obligations set out in clause 9.1. If the Litigation Conduct Party does not accept such non co-operation, the Disputing Parties shall immediately try to solve the matter in accordance with clause 19.

10.	INDEMNIFICATION AND PAYMENTS

10.1	A Party shall be an indemnifying party if and to the extent the liability for specific Litigation (including the related Losses) has been allocated to that Party, or its Business, in accordance with this MCA (for the avoidance of doubt, including Schedule 1) (the Indemnifying Party).

ING Groep N.V., Executive Board Charter

10.2	If a Party (or any of its Subsidiaries), or Parties (or any of their Subsidiaries), incur or bear Losses as a result of being a Formal Litigant, Litigation Conduct Party or both in connection with specific Litigation, the Indemnifying Party, or Indemnifying Parties, shall indemnify that Party or those Parties for those Losses, except to the extent those Losses are:

(a)	caused by or aggravated by a Party’s (or any of its Subsidiaries’) fraud, gross negligence or wilful misconduct; or

(b)	recovered by the Loss-bearing Party from a third party.

10.3	The Indemnifying Party, or Indemnifying Parties, shall indemnify in the proportion in which the liability for the Litigation (including the related Losses) has been allocated to them, or their Business, in accordance with this MCA.

10.4	In the event that there is more than one Indemnifying Party in respect of specific Litigation, the Indemnifying Parties shall be severally, but not jointly, liable to indemnify.

10.5	If any amounts are recovered by an Indemnified Party from a third party, including but not limited to an insurer, following the payment of any amount or amounts under this clause 10 by an Indemnifying Party, or Indemnifying Parties, in respect of the same Litigation, the Indemnified Party shall promptly return to the Indemnifying Party or Indemnifying Parties in the proportions in which the liability for the Litigation (including the related Losses) has been allocated, an amount equal to the amount recovered from the third party less the reasonable out-of-pocket costs of such recovery and any taxation incurred in connection with such recovery.

11.	INSURANCE

11.1	This MCA does not release Parties (or any of their Subsidiaries) to fulfil its obligations under an agreement with any relevant insurer to report the Litigation received.

11.2	The provisions of this MCA shall not affect (i) any provision of any insurance policy or an agreement with an insurer or (ii) reasonable requirement of any relevant insurer concerning the way Litigation is conducted.

11.3	In the event that one or more policies of insurance apply to a particular Litigation, and in the event that the relevant insurers do not agree as regards how the Litigation is to be conducted, the Parties shall consult together and with their insurers and fully co-operate with a view to agreeing how the Litigation is to be conducted.

12.	SUBORDINATE STATUS

12.1	Except for Schedule 1 and Schedule 7, this MCA is subordinate to and does not supersede any written arrangements among the Parties (or their respective Subsidiaries) or any of them concerning the same subject matter as set out herein. Nothing in clauses 6, 7, 8 and 9 affects the liability for any Litigation (including the related Losses), as allocated in, or in accordance with, Schedule 1 and Schedule 7.

12.2	For the avoidance of doubt, Parties may agree on additional arrangements to the MCA if all Parties agree.

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13.	TERMINATION

This MCA shall terminate on its 15th anniversary, provided that clauses 1, 6 up to and including 12, and 14 up to and including clause 19 shall continue to apply to the extent that Legal Proceedings are still pending on that date.

14.	CONFIDENTIALITY AND DISCLOSURE

14.1	Each Party shall, and shall procure that each of its Subsidiaries shall, keep confidential all information provided to it by, or on behalf of, another Party or otherwise obtained by it under or in connection with this MCA which relates to another Party or their Subsidiaries (the Confidential Information).

14.2	Nothing in this clause 14 prevents any Confidential Information being disclosed:

(a)	with the written approval of the other Party to whom the Confidential Information relates which approval shall not be unreasonably withheld or delayed (thereby taking into account each Party’s duty to cooperate under clause 9); or

(b)	to the extent required by law or any competent regulatory body or deemed necessary by a Party in connection with any Litigation, provided that a Party who discloses any Confidential Information that qualifies as Insider Information shall promptly notify the other Party to whom that Confidential Information relates, where practicable and lawful to do so, before disclosure occurs and consult that other Party regarding the form, timing and content of such disclosure; or

(c)	to the extent that the information is in or comes into the public domain other than as a result of a breach of this MCA or any other undertaking or duty of confidentiality by any Party; or

(d)	to any Party’s professional advisers or auditors or insurer/broker.

14.3	Each Party acknowledges that certain Confidential Information that might be provided to it may be considered insider information in relation to securities of another Party under applicable securities law and regulation, if such securities are listed on a stock exchange (as is the case for Groep on the date of this MCA) (Insider Information). The possession of Insider Information may give rise to certain securities law restrictions. Accordingly, each Party undertakes that, as long as any information provided to it constitutes Insider Information, it will comply with all applicable securities laws.

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15.	NOTICES

15.1	All notices, requests, claims, demands and other communications hereunder must be in writing and may be delivered in person or sent by registered post or fax to the Party to whom it is to be given as follows:

(a)	If to Groep:

Bijlmerplein 888

1102 MG Amsterdam

The Netherlands

Fax: +31(0)205760950

For the attention of: General Counsel.

(b)	If to Insurance US:

230 Park Avenue

New York, NY 10169

United States of America

Fax: [—]

Marked for the attention of: General Counsel

(c)	If to Insurance Eurasia:

ING Insurance Eurasia N.V.

Corporate Legal

Location Code IH 04.508

Amstelveenseweg 500

1081 KL Amsterdam

The Netherlands

Fax: +31(0)205416767

marked for the attention of: General Counsel

or at such other address or fax number as it may notify to the other Parties under this clause.

15.2	Any notice or document shall be deemed to be given:

(a)	if delivered in person, at the time of delivery; or

(b)	if sent by post, at 10:00 a.m. on the second Business Day after it was put into the post, if sent within the jurisdiction, or at 10:00 a.m. (local time at the place of destination) on the fifth Business Day after it was put into the post, if sent by airmail, or

(c)	if sent by fax, on the date of transmission, if transmitted before 5.00 p.m. (local time at the place of destination) on any Business Day and in any other case on the Business Day following the date of transmission.

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15.3	In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or communication was properly addressed and posted, or that the fax was properly addressed and transmitted.

15.4	The Parties agree that the provisions of clause 14.3 shall not apply to the service of any summons, order, judgment or other document relating to or in connection with any legal proceedings.

16.	RIGHTS AND OBLIGATIONS RELATING TO SUBSIDIARIES

16.1	Each of the Parties warrants that it will procure and secure, to its best efforts and within its power, that all the terms and obligations stated in this MCA shall also be fulfilled and upheld by any and all of its Subsidiaries.

16.2	In case of an intragroup restructuring of a Subsidiary, or Subsidiaries, the Party under whose governance structure the transferred Subsidiary falls, or Subsidiaries fall, shall procure full compliance of this MCA by that Subsidiary, or Subsidiaries.

16.3	If a Party divests one or more of its Subsidiaries, it will use best efforts to procure a joint and several guarantee from the third-party acquirer (or third-party acquirers) for the continued performance by that Subsidiary, or those Subsidiaries, of their obligations under this MCA, for the benefit of the other Parties and their Subsidiaries. Once a Subsidiary is divested to a third-party acquirer (or third-party acquirers), the Party under whose governance structure the divested Subsidiary fell shall no longer be responsible for the compliance of this MCA by that Subsidiary.

17.	GENERAL

17.1	Each of the Parties shall, at its own cost and expense, execute and do (or use its reasonable endeavours to procure to be executed and done by any Subsidiary or necessary third party) all such deeds, documents, acts and things as any other Party may from time to time reasonably require to give full effect to this MCA.

17.2	No Party may assign any of its rights or transfer any of the obligations under this MCA or any interest therein (including by means of contract assignment, legal demerger or novation) without the prior written consent of the other party.

17.3	Each Party shall pay the costs and expenses incurred by it in connection with entering into this MCA.

17.4	This MCA may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this MCA.

17.5	If at any time any provision of this MCA is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, this shall not affect or impair:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this MCA; or

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(b)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this MCA; and

any such illegal, invalid or unenforceable provision shall be replaced by a legal, valid and enforceable provision which, given the contents and purpose of this MCA is, to the greatest extent possible, similar to that of the original provision.

17.6	The rights of each party under this MCA:

(a)	may be exercised as often as necessary;

(b)	are, unless this MCA provides otherwise, cumulative and not exclusive of rights and remedies provided by law; and

(c)	may be waived only in writing.

17.7	Delay in exercising or non-exercise of any such right is not a waiver of that right.

17.8	None of the clauses of this MCA are intended to be invoked by anyone other than the Parties (derdenbeding).

17.9	Nothing stated in or implied by this MCA shall be deemed as any agreement by any Party that it has engaged in any wrongdoing or that is has any liability to any plaintiff or other third party.

18.	GOVERNING LAW

18.1	This MCA is governed by and shall be construed in accordance with the laws of the Netherlands.

18.2	Any power of attorney or other document executed in connection with this MCA or the transactions provided for in this MCA shall be governed by and construed in accordance with the laws of the Netherlands.

19.	DISPUTE RESOLUTION

Amicable settlement

19.1	Any dispute arising out of or in connection with this MCA between Parties (the Disputing Parties) shall be submitted to the CFOs and general counsels of the Disputing Parties to be settled and resolved by them within 15 Business Days of the matter being referred to them, or such longer period as unanimously agreed by those CFOs and general counsels, following and upon written request of either one of the Disputing Parties. Any agreement reached by the CFOs and general counsels of the Disputing Parties shall be final and binding.

ING Groep N.V., Executive Board Charter

19.2	If a dispute is not resolved and settled in accordance with clause 19.1 and:

(a)	such dispute is between (i) Groep and one or more Parties which are (directly or indirectly) wholly-owned by Groep or (ii) two or more Parties which are (directly or indirectly) wholly-owned by Groep, the dispute will be settled in accordance with the internal governance as laid down in the ING Group Governance Manual and the ING Group Decision Structure; or

(b)	such dispute is between (i) Groep and one or more Parties which are not (directly or indirectly) wholly-owned by Groep or (ii) two or more Parties which are not (directly or indirectly) wholly-owned by Groep, and

(A)	such dispute relates to clause 1 up to and including clause 18 of this MCA, the matter shall be referred for determination by an Expert in accordance with clauses 19.3 up to and including 19.14; or

(B)	such dispute relates to this MCA other than to clause 1 up to and including clause 18 (but for the avoidance of doubt, including but not limited to the execution of a binding advice of an Expert, or Experts, given pursuant to clauses 19.3 up to and including 19.14), the matter shall be finally settled by arbitration in accordance clause 19.15.

Expert

19.3	If a dispute is referred for determination by an Expert in accordance with clause 19.2(b)(A), any Disputing Party may propose the appointment of an individual as expert (the Expert) to determine the allocation of the liability for the Litigation (including the related Losses) by issuing a Determination Notice to the other Relevant Parties as soon as reasonably practicable. If the Relevant Parties unanimously agree on the proposed Expert, that Expert shall be appointed by the Relevant Parties.

19.4	If the Relevant Parties fail to appoint the Expert in accordance with clause 19.3 within 15 Business Days of the date of the Determination Notice (or such longer period as unanimously agreed by the CFOs of the Relevant Parties), each Disputing Party shall appoint one (1) Expert. The Experts so appointed by the Relevant Parties shall jointly appoint one (1) additional Expert who shall act as chairman (the Chairman). This Chairman shall have a casting vote in case of a deadlock.

19.5	If the Experts, who are appointed by the Parties under clause 19.4, fail to appoint a Chairman within ten (10) Business Days after the date on which the Experts were appointed and Insurance US is:

(a)	one of the Relevant Parties, the Relevant Parties shall within five (5) Business Days instruct the president of the Institute of Chartered Accountants of England and Wales to appoint an Expert who shall act as Chairman within ten (10) Business Days; or

(b)	not a Disputing Party, the Relevant Parties shall within five (5) Business Days instruct the president of the Royal Dutch Institute for Registered Accountants to appoint an Expert who shall act as Chairman within ten (10) Business Days.

ING Groep N.V., Executive Board Charter

19.6	A person may only be appointed as Chairman, if that person:

(a)	does not have any conflict of interest, including but not limited to existing business relationships with or management role, professional advisory role or consultancy role at one or more of the Relevant Parties; and

(b)	has proven experience in the financial services industry and willing and able to act as Expert within the proposed time frame.

19.7	If no Chairman is appointed pursuant to clause 19.5, the dispute shall be resolved pursuant to clause 19.15.

19.8	The Relevant Parties may make written submission to the Experts within ten (10) Business Days after the appointment of an Expert in accordance with clause 19.3 or a Chairman in accordance with clause 19.4 or 19.5. The Expert, or Experts, shall be entitled to make such additional enquiries as he may determine in his discretion to assist with the binding advice. Any such enquiries will be made in writing jointly to the Disputing Parties setting out the issues that the Expert, or Experts consider(s) that either or all Disputing Parties should address.

19.9	The Expert, or Experts shall ensure that all Disputing Parties have a reasonable opportunity to present their arguments both in writing and in a hearing (should any Disputing Party request a hearing), taking into account the timeframe to render the binding advice.

19.10	The Disputing Parties shall request the Expert, or Experts, to determine the referred dispute within 30 Business Days after the appointment of an Expert in accordance with clause 19.3 or a Chairman in accordance with clause 19.4 or 19.5. The Expert, or Experts, shall act as an expert and not as an arbitrator.

19.11	The Disputing Parties shall make all relevant Documents within their control available in a timely fashion to the Expert, or Experts, if so requested by the Expert, or Experts.

19.12	The Disputing Parties require any dispute to remain confidential between them and the Expert, or Experts. The Expert, or Experts, agree(s) to observe and ensure such confidentiality and to ensure that all documentation and correspondence remain confidential. The Expert, or Experts, will not disclose any confidential information concerning the Disputing Parties’ business to third parties without the relevant Disputing Parties’ prior written consent unless otherwise required by law, a court of competent jurisdiction, taxation authorities or other government or regulatory authority.

19.13	The decision of the Expert, or Experts, shall be final and binding on the Disputing Parties.

ING Groep N.V., Executive Board Charter

19.14	If an Expert is, or Experts are, appointed to determine the allocation of the liability for the Litigation (including the related Losses) in accordance with clauses 19.3 up to and including 19.14, the costs of the sole Expert appointed in accordance with clause 19.3, or of the Chairman, shall be borne by the Disputing Parties pro rata to the percentages in which the liability for the Litigation has been allocated. The costs of Experts appointed pursuant to clause 19.4 shall be awarded by the Experts (including the Chairman) as they think fit. Each Disputing Party shall pay its own costs and expenses incurred by it in connection with the appointment of, and the written submissions to, the Expert or Experts.

Arbitration

19.15	If a dispute is not resolved and settled in accordance with clause 19.1 and the dispute is not, or cannot be, referred for: (i) settlement in accordance with clause 19.2(a); or (ii) determination by an Expert in accordance with clause 19.2(b)(A), any dispute arising out of or in connection with this clause 19 (including, for the avoidance of doubt, the execution (tenuitvoerlegging) of a binding advice of the Expert, or Experts, and questions in respect of the authority of the arbiters) shall be finally settled by arbitration in accordance with the rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut). The arbitral tribunal shall be composed of three arbitrators appointed in accordance with those rules. The place of the arbitration will be Amsterdam, the Netherlands. The language of arbitration shall be English. The arbitrators shall decide according tot the rules of law. Consolidation of arbitral proceedings with other proceedings as provided for in article 1046 of the Dutch Code of Civil Procedure is excluded.

19.16	This clause 19 shall also apply to disputes arising in connection with agreements which are connected with this MCA, unless the relevant agreement expressly provides otherwise.

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ING Groep N.V., Executive Board Charter

SIGNATORIES

This MCA may be signed in any number of counterparts, all of which taken together shall constitute one and the same agreement. This MCA has been signed by the Puties {or their duly authorised representatives) on the date stated at the beginning of this MCA.

ING GROEP N.V.

/s/ Jan-Willem Vink		/s/ Cornelis Blokbergen
Signed by:	Jan-Willem Vink	Signed by:	Cornelis Blokbergen
Title/function:	General Counsel	Title/function:	Head Corporate Legal Department

ING AMERICA INSURANCE HOLDINGS INC

/s/ Bridget Healy		/s/ Paul Howell
Signed by:	Bridget Healy	Signed by:	Paul Howell
Title/function:	General Counsel Executive Vice President & Chief Legal Officer	Title/function:	Deputy General Counsel-Litigation

ING INSURANCE EURASIA N.V.

/s/ Lard Friese		/s/ Janet Stuijt
Signed by:	Lard Friese	Signed by:	Janet Stuijt
Title/function:	Member Management Board EurAsia	Title/function:	General Counsel & Head of Compliance